                                                                    Exhibit 10.2


                           Date: 10th September, 1997



                          SECURITY DOMAIN PTY LIMITED


                                      and


                                 CONTEGO L.L.C.




                    INFORMATION TECHNOLOGY SUPPLY AGREEMENT

                    INFORMATION TECHNOLOGY SUPPLY AGREEMENT

          Clause                                                        Page No.
1.  INTERPRETATION ....................................................    1

          1.1  Definitions ............................................    1
          1.2  General ................................................    2
          1.3  Precedence .............................................    2

2.  COMMENCEMENT AND DURATION .........................................    3

          2.1  Commencement of Agreement ..............................    3
          2.2  Commencement of Modules ................................    3
          2.3  Termination ............................................    3

3.  RELATIONSHIP OF THE PARTIES .......................................    3

4.  SCOPE OF AGREEMENT ................................................    3

          4.1  Supply of Products and Services ........................    3
          4.2  Customer to Pay Fees ...................................    3

5.  PAYMENT ...........................................................    4

          5.1  Terms of Payment .......................................    4
          5.2  Effect of Late Payment .................................    4

6.  GENERAL LIMITATION OF LIABILITY ...................................    4

          6.1  Exclusion of Liability .................................    4
          6.2  Customer's Acknowledgment ..............................    5

7.  CONFIDENTIALITY ...................................................    5

          7.1  Parties not to Disclose Confidential Information .......    5
          7.2  Disclosure to Employees, Agents and Contractors ........    5
          7.3  Survival of Obligations ................................    6

8.  PERSONNEL .........................................................    6

          8.1  Appointments of Personnel ..............................    6
          8.2  Unavailability of Nominated Personnel ..................    6
          8.3  Use of Experienced Personnel ...........................    6
          8.4  Information of Qualification ...........................    6
          8.5  Non-Solicitation .......................................    6
          8.6  Party to Inform Other Party of Approaches ..............    6

                                      ii.

 9.  OBLIGATIONS OF CUSTOMER..........................................  6

10.  FORCE MAJEURE....................................................  7

11.  ASSIGNMENT.......................................................  8

12.  DISPUTE RESOLUTION...............................................  8

          12.1  Agreement to Use Dispute Resolution...................  8
          12.2  Notice of Dispute.....................................  8
          12.3  Dispute Resolution....................................  8

13.  NOTICES..........................................................  8

14.  MISCELLANEOUS....................................................  8

          14.1  Further Assurance.....................................  8
          14.2  Counterparts..........................................  9
          14.3  Entire Agreement......................................  9
          14.4  Legal Costs...........................................  9
          14.5  Variation.............................................  9
          14.6  Severability..........................................  9
          14.7  Waiver................................................  9
          14.8  Non-derogation of Powers, Remedies and Rights.........  9
          14.9  Governing Law.........................................  9
          14.10 Submission to Jurisdiction............................ 10

     SCHEDULE 1....................................................... 11

     PRODUCTS AND SERVICES............................................ 11

     SCHEDULE 2....................................................... 12

     SPECIAL TERMS AND CONDITIONS..................................... 12

     MODULE A.........................................................  1

     THIS INFORMATION TECHNOLOGY SUPPLY AGREEMENT is made on
          1997

     BETWEEN:

     SECURITY DOMAIN PTY LIMITED ACN 003 823 461, a company having its principal place of business at Level 5, 1 James Place, North Sydney, New South Wales, Australia ("Security Domain");

     and CONTEGO, L.L.C., a limited liability corporation, having its principal place of business at 1660 South Amphlett Blvd., Suite 325, San Mateo, CA 94402, USA ("Customer").

     RECITALS

A. Customer desires to acquire from Security Domain, and Security Domain wishes to supply to Customer, certain information technology products and services.

B. Customer now agrees to acquire from Security Domain, and Security Domain now agrees to supply to Customer, the information technology products and services referred to in Recital A in accordance with the terms and conditions of this Agreement.

     OPERATIVE PROVISIONS:

1.   INTERPRETATION

1.1  DEFINITIONS

In this Agreement, unless the context otherwise requires:

     "Act of Bankruptcy" means, in relation to a party:

     (a)  suspension or cessation of that party's business activities;

     (b)  liquidation, dissolution or insolvency of that party;

     (c) appointment or a receiver or trustee in respect of any property of that party;

     (d) assignment of any rights or other property by that party for the benefit of its creditors; or

     (e) making of any formal or informal composition, compromise or arrangement between that party and its creditors or any class or them.

"Business Day" means a day when trading banks are open for business in New South Wales.

"Business Hours" means the period between 9 am and 5 pm on any Business Day.

"Commencement Date" means the date specified at the beginning of this Agreement.

"Products" means the computer hardware and software products specified in
Schedule 1.

"Services" means the computer hardware and software services specified in
Schedule 1.

"Special Terms and Conditions" means the special terms and conditions specified in Schedule 2.

                                       2.




1.2  GENERAL

     In this Agreement, unless the context otherwise requires:

     (a) a reference to an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or government and vice versa;

     (b)  a reference to gender includes all genders;

     (c) a reference to a Recital, clause, Appendix, Schedule or Module is to a recital, clause, appendix, schedule or module of or to this Agreement;

     (d) a Recital, Schedule, Appendix, Module or the description of the parties forms part of this Agreement and a reference to this Agreement includes a reference to a Recital, Schedule, Appendix, Module or the description of the parties;

     (e) where an expression is defined, another part of speech or grammatical form has a corresponding meaning;

     (f) a reference to any agreement (including this Agreement) or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

     (g)  a reference to a clause is to a clause in the body of this Agreement;

     (h) a reference to a paragraph is to a paragraph of a Schedule, Appendix or Module;

     (i) an Appendix forms part of the Module to which it is appended and a reference to a Module includes a reference to all Appendices appended to it;

     (j) a reference to a party is a reference to that party, its successors and its permitted transferees or assigns;

     (k) headings are for convenience of reference only and do not affect interpretation.

1.3  PRECEDENCE

     (a) The documents comprising this Agreement shall be read in the following order of precedence:

          (i)    the Special Terms and Conditions; then

          (ii)   the clauses in the body of this Agreement; then

          (iii) the paragraphs of Schedules other than the Special Terms and Conditions; then

          (iv)   the paragraphs of the Modules; then

          (v)    the paragraphs of the Appendices to the Modules.

     (b) Where any conflict occurs between the provisions contained in two or more of the documents forming this Agreement, the documents lower in the order of precedence shall where possible be read down to resolve such conflict. If the conflict remains incapable of resolution by reading down, the conflicting provisions shall be severed from the document lower in the order of

                                       3.

          precedence without (to the extent possible) otherwise diminishing the enforceability of the remaining provisions of that document.

2.   COMMENCEMENT AND DURATION

2.1  COMMENCEMENT OF AGREEMENT

     This Agreement commences on the Commencement Date.

2.2  COMMENCEMENT OF MODULES

     Each Module, and the obligations of each party pursuant to that Appendix, shall continue until terminated in accordance with the provisions of that Module.

2.3  TERMINATION

     The whole of this Agreement shall be deemed to be terminated upon the termination of all the Modules.

3.   RELATIONSHIP OF THE PARTIES

     The relationship between Customer and Security Domain in relation to the matters referred to in this Agreement shall be solely that of principal and independent contractor, and nothing in this Agreement shall constitute or be deemed to constitute a relationship of master and servant, partnership or joint venture between Customer and Security Domain, except insofar as is provided for in the Special Terms and Conditions in Schedule 2.

4.   SCOPE OF AGREEMENT

4.1  SUPPLY OF PRODUCTS AND SERVICES

     Customer shall acquire from Security Domain, and Security Domain shall supply to Customer, each Product and Service:

     (a)  generally, in accordance with the body of this Agreement;

     (b) more particularly, as set out in the Module specified in Schedule 1 as being applicable to the supply of that Product or Service; and

     (c)  subject at all times to any Special Terms and Conditions specified in
          Schedule 2 as applicable to the supply of that Product or Service.

4.2  CUSTOMER TO PAY FEES

     In consideration of Security Domain agreeing to supply Customer with each Product and Service in accordance with clause 4.1, Customer agrees to pay Security Domain by issue of a capital interest in Contego L.L.C.:

     (a)  generally, in accordance with the body of this Agreement;

     (b) more particularly, as set out in the Module specified in Schedule 1 as being applicable to the supply of that Product or Service; and

                                       5.

     (c) If any condition or warranty is implied in this Agreement by the Trade Practices Act (Cth) or any similar Commonwealth, State or Territory legislation which may not be excluded, restricted or modified, such condition or warranty shall be deemed to be included in this Agreement but liability for any breach of it shall be limited, to the fullest extent permitted by law, to the limits on liability referred to in section 68A of the Trade Practices Act of any similar provision of Commonwealth, State or Territory legislation.

6.2  CUSTOMER'S ACKNOWLEDGEMENT

     Customer acknowledges that:

     (a) in accepting and acquiring Products and Services under this Agreement, it has relied upon its own skill and judgment in assessing:

          (i)    their selection;

          (ii)   the use and result it intends to obtain from them; and

          (iii)  their fitness for its particular purposes; and

     (b) it has not relied on any representations made by Security Domain which are not expressly stated in this Agreement or upon any descriptions or illustrations or specifications contained in any material (including any catalogues or promotional literature) produced by Security Domain.

7.   CONFIDENTIALITY

7.1  PARTIES NOT TO DISCLOSE CONFIDENTIAL INFORMATION

     To the extent not expressly dealt with in the Schedules or Modules each party shall treat as confidential all information belonging to any other party or persons associated with that other party which has come, comes or may come into its possession pursuant to or as a result of or in the course of negotiation in respect of this Agreement or in the party's performance of this Agreement ("Confidential Information") and shall not, without that other party's prior written consent, disclose, use or copy or cause or allow to be disclosed, used or copied any Confidential Information other than for the purpose of performing this Agreement; but nothing in sub-clause shall require a party to treat as confidential:

     (a) information which is in or becomes part of the public domain other than through a breach of that party's obligations under this Agreement;

     (b) information which that party acquires from a third party entitled to disclose it; or

     (c) information which that party can prove it knew before such information was disclosed to it by another party; or

7.2  DISCLOSURE TO EMPLOYEES, AGENTS AND CONTRACTORS

     Without limitation to the effect of clause 7.1, each party expressly acknowledges and agrees that it shall not disclose the other party's Confidential Information to any of its employees, agents or contractors unless:

     (a) the employee, agent or contractor enters into a confidentiality agreement; and

     (b)  the other party gives written consent to the disclosure.

                                       6.

7.3  SURVIVAL OF OBLIGATIONS

     The obligations in clauses 7.1 and 7.2 shall survive the termination of this Agreement.

8.   PERSONNEL

8.1  APPOINTMENTS OF PERSONNEL

     Security Domain may, at its discretion, appoint such personnel as it considers necessary to provide Services to be supplied by it under this Agreement.

8.2  UNAVAILABILITY OF NOMINATED PERSONNEL

     If any of the personnel appointed by Security Domain to provide Services to be supplied by it under this Agreement becomes unavailable or refuses to provide Services to Customer, whether temporarily or otherwise, Security Domain shall as soon as practicable appoint replacement personnel having at least the same level of expertise.

8.3  USE OF EXPERIENCED PERSONNEL

     Security Domain shall use its best endeavours to ensure that Services to be supplied by it under this Agreement shall be provided solely by personnel having and continuing to have all due expertise necessary to enable them to perform the duties allotted to them pursuant to this Agreement.

8.4  INFORMATION OF QUALIFICATION

     Security Domain will provide Customer, upon written request, with full information as to the qualifications and relevant experience of any personnel appointed by it to provide services to be supplied by it under this Agreement.

8.5  NON-SOLICITATION

     The parties agree that:

     (a) subject to sub-clause (b), Customer shall not employ or procure the service of any personnel appointed by Security Domain to provide Services to be supplied by it under this Agreement without the written consent of Security Domain.

     (b) Customer shall become entitled to employ or procure the service of any personnel appointed by Security Domain to supply Services to be performed by it under this Agreement without the written consent of Security Domain 12 months after the termination of this Agreement.

8.6  PARTY TO INFORM OTHER PARTY OF APPROACHES

     A party shall, during the currency of this Agreement, promptly advise the other party if any personnel employed or contracted by the other party seek to be employed or contracted by it.

9.   OBLIGATIONS OF CUSTOMER

     Without limitation to any other obligation of Customer under this Agreement or any Module, Customer shall:

     (a) ensure that Security Domain shall have such access to Customer's premises and all other locations at which the Products will be supplied to or by Customer (if Customer is authorised

                                       7.

         to sub-license the Products under a Module) as Security Domain considers necessary to enable it to fulfill its obligations under this Agreement or any Module;

     (b) immediately inform Security Domain of any factor which would affect Security Domain's ability to perform its obligations under this Agreement or any Module;

     (c) provide any information concerning the Products, use (including misuse) and implementation of the Products of which it becomes aware and copies of all documentation (including without limitation minutes of meeting, memoranda, reports and correspondence) containing such information to Security Domain as soon as practicable after Customer becomes aware of the information;

     (d) immediately upon request from Security Domain, provide written reports concerning the implementation and use of the Product by Customer (including implementation and use by any sub-licensee of Customer);

     (e) immediately upon request provide copies of all contracts between Customer and its customers or other persons which affect or refer to the Products or affect the ability of Security Domain to perform its obligations under this Agreement or any Module;

     (f) not include in any contract between Customer and its customers or other persons, any representation, warranty or undertaking on behalf of Security Domain or any representation in respect of Security Domain, the Products or any of Security Domain's rights in or to the Products, without the prior written approval of Security Domain; and

     (g) not assign or purport to assign or transfer to Security Domain any liability or obligation of Customer to another person without the prior written consent of Security Domain.

10.  FORCE MAJEURE

To the extent not expressly dealt with in the Schedules or Modules, where a party would, but for the operation of this clause, be in default of its obligations under, or be liable for any loss, damage or delay arising out of this Agreement for any reason beyond its reasonable control (a "FORCE MAJEURE EVENT"):

     (a) that party shall give notice (a "Suspension Notice") to each other party, as soon as practicable, of the nature and duration of the Force Majeure Event, the obligations affected by it and the nature and extent of its effect on those obligations;

     (b) upon that party giving a Suspension Notice, that party shall not be in default of its obligations under, or be liable for any loss, damage or delay arising out of, this Agreement as a result of the Force Majeure Event AND performance of any obligation affected by the Force Majeure Event shall be suspended from the date the Suspension Notice is given until cessation of the Force Majeure Event; and

     (c) upon cessation of the Force Majeure Event, that party shall immediately resume performance of any obligation suspended as a result of it.

                                       8.

11.  ASSIGNMENT

To the extent not expressly dealt with in the Schedules or Modules, no party shall assign, license, mortgage, charge or part with, in whole or in part, any benefit conferred or obligation imposed on it without the other parties' prior written consent, and any attempt to do so shall be void and of no effect.

12.  DISPUTE RESOLUTION

12.1 AGREEMENT TO USE DISPUTE RESOLUTION

     Before filing any action or instituting legal proceedings with respect to any dispute arising out of or relating to this agreement, the parties agree that they will attempt to resolve such matters in accordance with the following dispute resolution procedure.

12.2 NOTICE OF DISPUTE

     The aggrieved party shall give the other party written notice of its grievance and provide the other party with an opportunity to meet and discuss the matter in order to consider informal and amicable means of resolution.

12.3 DISPUTE RESOLUTION

     If the parties are unable to agree on a mutually satisfactory resolution to the matter, the matter shall be submitted to arbitration in Australia. The arbitrator shall be agreed between the parties and if the parties are unable to agree, shall be nominated by the Standing Committee for the Regulation of Contractual Relations of the International Chamber of Commerce ("ICC") in accordance with the Rules on the Regulation of Contractual Matters of the ICC (the "Rules"). The arbitrator, whether selected by the parties or nominated, shall be independent of the parties, be fluent in English, have demonstrated experience in the business of developing software solutions and electronic data interchange and security systems and shall have knowledge of the laws in force in New South Wales, Australia including relevant Federal laws and New South Wales State laws. The arbitration shall be conducted in accordance with the Rules. The decision of the arbitrator shall be final although the parties shall always be entitled to bring legal proceedings in relation to the matter in dispute in the courts of New South Wales, Australia.

13.  NOTICES

Any notice required or permitted to be given by a party (the "notifying party") to another party under this Agreement shall be in writing and forwarded by prepaid mail, facsimile or hand delivery to that other party at the address for that party set out at the beginning of this Agreement or such other address as the other party may from time to time give notice to the notifying party. Such notices shall be deemed to have been given and received:

     (a)  if delivered to the other party's address, when delivered;

     (b)  if sent by prepaid mail, on the third Business Day after posting; or

     (c) if transmitted by facsimile and a correct and complete transmission report is received by the notifying party, on the following Business Day after transmission.

14.  MISCELLANEOUS

14.1 FURTHER ASSURANCE

                                       9.

     The parties shall execute and do all such acts and things as shall be necessary or desirable to implement and give full effect to the provisions and purposes of this Agreement.

14.2 COUNTERPARTS

     This Agreement may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

14.3 ENTIRE AGREEMENT

     The Agreement (including all its Schedules and Modules) is the entire agreement of the parties on the subject matter. The only enforceable obligations and liabilities of the parties in relation to the subject matter are those that arise out of the provisions in this Agreement. All representations, communications and prior agreements in relation to the subject matter are merged in and superseded by this Agreement.

14.4 LEGAL COSTS

     Each party shall pay its own legal costs incurred in respect of the preparation of all drafts and engrossments of this Agreement.

14.5 VARIATION

     This Agreement may be amended or varied only by agreement in writing signed by the parties.

14.6 SEVERABILITY

     Any clause, paragraph or portion of any clause or paragraph which may be held to be unenforceable for any reason whatsoever shall be severed from this Agreement and this Agreement shall continue to operate and be of full force and effect as if the severed provision had never been included in this Agreement.

14.7 WAIVER

     The failure, delay, relaxation or indulgence on the part of any party in exercising any power or right given to that party under this Agreement does not operate as a waiver of that power or right, nor does any single exercise of a power or right preclude any other or further exercise of it or the exercise of any other power or right under this Agreement. A power or right may only be waived in writing, signed by the party to be bound by the waiver.

14.8 NON-DEROGATION OF POWERS, REMEDIES AND RIGHTS

     The powers, remedies and rights conferred upon the parties by or under any statute shall (except to the extent inconsistent with the terms and provisions expressed in this Agreement) be in addition to the powers, remedies and rights conferred by this Agreement.

14.9 GOVERNING LAW

     Except as expressly provided for in this Agreement, this Agreement shall be interpreted in accordance with and governed by the law in force in New South Wales.

                                      10.

14.10 SUBMISSION TO JURISDICTION

      The parties submit to the non-exclusive jurisdiction of the courts of New South Wales and any courts which may hear appeals from those courts in respect of any proceedings in connection with this Agreement.

      EXECUTED as an agreement.

      SIGNED for and on behalf of            )
             SECURITY DOMAIN PTY             )
             LIMITED by a duly               )   /s/ M.P. Bowcock
             authorised representative in    )   ---------------------------
             the presence of:                    Representative
                                                 Name (printed): M.P. BOWCOCK
                                                      Position (printed):
                                                      MANAGING DIRECTOR
      /s/ Keith R. Dennis
     ------------------------------------
     Witness
Name (printed): KEITH R. DENNIS


      SIGNED for and on behalf of            )
             CONTEGO L.L.C. by a duly        )
             authorised representative in    )        /s/ Keith R. Dennis
             the presence of:                )   ----------------------------
                                                 Representative
                                                 Name (printed):
                                                      Position (printed):

      /s/ M.P. Bowcock
     ------------------------------------
     Witness
Name (printed): M.P. BOWCOCK

                                      11.

                                   SCHEDULE 1

                             PRODUCTS AND SERVICES

--------------------------------------------------------------------------------
     Product/Service Category                    Applicable Module
--------------------------------------------------------------------------------
        Standard Software                            Module A
--------------------------------------------------------------------------------
        Custom Software                            Not applicable
--------------------------------------------------------------------------------
      3rd Party Products                           Not applicable
--------------------------------------------------------------------------------
      Professional Services                        Not applicable
--------------------------------------------------------------------------------
  Software Maintenance Services                    Not applicable
--------------------------------------------------------------------------------

                                      12.

                                   SCHEDULE 2

                          SPECIAL TERMS AND CONDITIONS

1.   RELEASE OF SOURCE CODE

     Security Domain shall deposit current versions of the source code of the Products with an independent recognized escrow agent, under an agreement covering the terms under which the source code may be accessed by the Customer, which shall be limited to circumstances in which Security Domain ceases to undertake and provide to the Customer further enhancements to the Product, in a manner which would be detrimental to the business activities of the Customer.

2.   SPECIAL PAYMENT TERMS

     In consideration for supply of the Products and Services, customer agrees to issue Security Domain with a capital interest in Contego L.L.C., in accordance with the terms contained in the agreement between Intelispan L.L.C. and Security Domain and other parties relating to the operation of Contego, L.L.C.

                                    MODULE A

                               STANDARD SOFTWARE

                                   Module for
                          Supply of Standard Software
                                   (End-User)

     In this Module:

     ---------------------------------------------------------------------------
     Unless expressly defined in this Module, terms and expressions used in this Module shall have the same meaning as they have in the clauses of the Agreement.
     ---------------------------------------------------------------------------

     "Designated System" means a computer system so designated in Appendix A1;

     "Documentation" means explanatory and informational materials concerning the computer programs and data sets referred to in the definition of "Standard Software" which Security Domain releases from time to time for distribution with those computer programs and data sets, such as manuals, descriptions, instructions, diagrams, printouts, comments, listings and flowcharts, contained on visual media such as paper or photographic film, or on other physical storage media in human-readable and machine-readable form. "Documentation" does not include source code.

"Installation Date" means the date specified in Appendix A1.

"Intellectual Property" means all copyright, designs and patents (whether or not registrable throughout the whole of the Territory), trade secrets and know-how and other intellectual property rights throughout the Territory.

     "Licence" means the licence of Standard Software granted in paragraph 2.1.

     "Licence Fees" means the licence fees identified on Appendix A1 for the applicable Standard Software.

     "Maintenance Fees" means the software maintenance fees identified on Appendix A2 for the applicable Maintenance Services.

"Maintenance Services" means the software maintenance services specified in Appendix A2.

     "Standard Software" includes all the software identified in Appendix A1, being computer programs and data sets in machine-readable form that are contained in physical storage media such as magnetic tapes, cassettes, discs and semi-conductor chips. For the purposes of this definition, "Standard Software" also includes:

     (a) all modifications, enhancements, updates and/or revisions to the software identified in Appendix A1 issued by Security Domain from time to time; and

     (b) where possible in this Module, all Documentation of the software referred to above in this definition.

     (c) custom modifications to the Standard Product itself carried out by Security Domain, whether or not requested by, or paid for by the Customer, but not including software that may be developed by Customer or its subcontractors, using such software interfaces as may be provided by Security Domain for this purpose.

     "Standard Software Commencement Date" means the date specified in Appendix A1.

     "Territory" means the geographic location specified in Appendix A1.

     "Warranty period" means the 12 month period following the Standard Software Commencement Date.

     OPERATIVE PROVISIONS:

1.   PRINCIPAL OBLIGATIONS

     Security Domain shall:

     (a)  grant the Licence of the Standard Software to Customer; and

     (b) perform Maintenance Services in relation to the Standard Software for Customer,

     all in accordance with the terms and conditions of this Module, in consideration of which Customer shall pay Security Domain the applicable License Fees and Maintenance Fees in accordance with the terms and conditions of this Module.

2.   LICENCE OF STANDARD SOFTWARE

2.1 Security Domain grants to Customer a perpetual, non-exclusive, non-transferable licence, commencing on the Standard Software Commencement Date, to use the Standard Software in the Territory in the course of Customer's ordinary business in accordance with any limitations specified in Appendix A1.

2.2  Under the Licence:

     (a) Customer may only use the Standard Software in accordance with the Documentation and the normal operating procedures notified to it by Security Domain.

     (b) Subject to sub-paragraph (c), Customer shall not copy, adapt, change or modify the Standard Software or any part of it or merge the Standard Software or any part of it with other software except as specified by Security Domain and using an interface provided for this purpose by Security Domain, unless previously authorized to do so in writing by Security Domain.

     (c) Customer may make the number of copies of the Standard Software specified in Appendix A1 for the purpose of:

          (i)  its back-up, disaster recovery and security operations; and

          (ii) using the Standard Software within the terms of paragraph 2.1.

     (d) Customer shall maintain a record of the locations of all Standard Software at all times and shall allow Security Domain access to that record at any time during Business Hours.

     (e) Customer shall not re-supply the Standard Software or any part of it to any other person or permit the use, adaptation or copying of the Standard Software or any part of it by any other person.

     (f) Customer shall not reverse assemble, reverse compile or directly or indirectly allow any other person to reverse assemble or reverse compile the Standard Software or any part of it.

2.3 Security Domain shall deliver and install the Standard Software, at the installation site notified to it by Customer, on or before the Installation Date during Business Hours.

2.4  Security Domain shall:

     (a) test the Standard Software within the period specified in Appendix A1 in accordance with its established standard test procedures; and

     (b) provide Customer with a description of the test procedures undertaken by it in relation to the Standard Software and the results of those test procedures.

2.5 Customer shall be deemed to have accepted any Standard Software upon the earlier of:

     (a) the date it receives notice from Security Domain of the satisfaction of the acceptance tests of that Standard Software; or

     (b) the expiry of a 30 day period of live commercial operation of that Standard Software.

3.   MAINTENANCE SERVICES

     Security Domain shall maintain the Standard Software in accordance with Appendix A2.

4.   OWNERSHIP OF INTELLECTUAL PROPERTY

4.1 Customer acknowledges that all right, title and interest in the Standard Software and all Intellectual Property in it is and shall at all times be owned by Security Domain, even if the Standard Software or any part of it is modified or adapted by Customer, except as provided for in this clause. Where custom modifications to the Standard Product, that result in substantial transformation of the functionality of the Standard Product, are carried out by Security Domain or by the Customer with the consent of Security Domain and paid for by the Customer, the ownership of and rights to exploit such resulting changes shall be the subject of a separate agreement between the parties.

4.2 Customer acknowledges that, if the Standard Software or any part of it is modified or adapted by Customer without the prior written consent of Security Domain, this Module shall apply to the Standard Software or any part of it as modified or adapted.

4.3  Customer shall:

     (a)  ensure that all copies of Standard Software:

          (i) are to the extent practicable signified and identified as the property of Security Domain;

          (ii) are at all times protected from access, use or misuse, damage or destruction by any person not authorised in writing by Security Domain for that purpose; and

          (iii) remain free of any lien, charge or encumbrance of persons other than Security Domain or its nominees; and

     (b) do all further acts and things and execute any documents necessary or convenient to give effect to this paragraph 4.

5.   INTELLECTUAL PROPERTY INDEMNITY

5.1 Subject to paragraphs 5.2, 5.3 and 5.4, Security Domain shall indemnify Customer against liability under any final judgment in legal proceedings brought in the Territory by a third party against Customer determining that Customer's use of the Standard Software or any part of it infringes the Intellectual Property of that third party.

5.2 Security Domain shall not be obliged to indemnify Customer if any alleged or actual infringement that arises from infringement of the inventions, methods and devices described and claimed in following patent registered in the United States of America, commonly known as the RSA algorithm patent:

     "Cryptographic Communications System and Method" No. 4,405,829

     Customer acknowledges that it is wholly
     responsible for ensuring that its use of the Products and its business operations do not infringe this patent.

5.3 Security Domain shall not be obliged to indemnify Customer if any alleged or actual infringement arises from:

     (a) use of the Standard Software in combination by any means and in any form with computer hardware or software not supplied or specifically approved by Security Domain;

     (b) use of the Standard Software in a manner or for a purpose not reasonably contemplated or not authorised by Security Domain;

     (c) modification of the Standard Software without the prior written consent of Security Domain; or

     (d) any transaction entered into by Customer relating to the Standard Software without the prior written consent of Security Domain.

5.4 Notwithstanding paragraph 5.1, Security Domain shall not be obliged to indemnify Customer unless Customer:

     (a) notifies Security Domain as soon as practicable of any potential, suspected, alleged or actual infringement referred to in paragraph 5.1;

     (b) gives Security Domain the option to, at Security Domain's expense, conduct the defence of actions or claims referred to in paragraph 5.1, including negotiations for settlement or compromise prior to the institution of legal proceedings;

     (c) provides Security Domain with all necessary assistance, at Security Domain's expense, in conducting the defence of legal proceedings referred to in paragraph 5.1;

     (d) permits Security Domain to modify, alter or substitute Standard Software, at Security Domain's expense, so that such infringement is removed or avoided; and

     (e) authorises Security Domain to procure for Customer, at Security Domain's expense, the lawful right to continue the use and possession of the Standard Software.

5.4 Without limiting the generality of paragraph 5.3, if it is determined by any independent tribunal of fact or law or if it is agreed between the parties to the dispute that any infringement of the Intellectual Property of any third party has occurred because of Customer's use of the Standard Software or any part of it, Security Domain shall at its own expense:

     (a) modify, alter or substitute the Standard Software so that such infringement is removed or avoided;

     (b) procure for Customer the lawful right to continue the use and possession of the Standard Software; or

     (c) if the solutions in sub-paragraphs (a) and (b) cannot be achieved, recall the Standard Software and terminate this Module.

5.5 To the extent permitted by law, Security Domain's total liability to Customer pursuant to paragraph 5.1 shall be limited to and shall not exceed the amount specified in Appendix A1 in aggregate for all claims made by Customer to Security Domain pursuant to paragraph 5.1.

6.   GENERAL WARRANTIES

6.1 Security Domain warrants that software comprising the Standard Software will, during normal use within the operating environment designated in the Documentation, substantially perform the functions detailed in the Documentation and shall at its own expense remedy any such error or defect in that software notified to it during the Warranty Period.

6.2  Security Domain does not warrant that:

     (a)  the Standard Software is error-free;

     (b)  use of the Standard Software will be uninterrupted;

     (c) the Standard Software will meet Customer's requirements or be fit for any particular purpose required by Customer other than as set out in the Documentation;

     (d) the Standard Software will operate in combination by any means and in any form with any computer hardware or software not documented for such use in the Documentation, or not specifically approved in writing for such use by Security Domain; or

     (e) the Standard Software will provide any function or adequately perform in any operating environment not designated in the Documentation.

7.   TERMINATION

7.1 Without prejudice to any other rights or remedies available to either party, a party ("the terminating party") may terminate this Module immediately by notice if:

     (a) the other party has failed to perform or observe any obligation under this Module and the other party has not rectified such failure within 30 days after the date it receives a notice from the terminating party requiring such failure to be rectified; or

     (b)  the other party commits an Act of Bankruptcy; or

     (c) a Force Majeure Event in relation to performance of this Module continues for a period of 30 days after a Suspension Notice is given by either party in respect of that Force Majeure Event.

7.2 Without prejudice to any other rights or remedies available to either party, Security Domain may terminate this Module immediately by notice if:

     (a) any payment due from Customer to Security Domain pursuant to this Module remains unpaid for the period specified in Appendix A1;

     (b) except as expressly authorised in this Module, Customer copies, disposes of, modifies, reverse engineers or changes the Standard Software or any part of it without Security Domain's prior written consent; or

     (c) without limiting anything in sub-paragraph (b), Customer otherwise breaches the terms and conditions of the Licence.

8.   EFFECT OF EXPIRY OR TERMINATION

8.1 Subject to paragraph 8.2, upon expiry or termination of this Module, by whatever means and howsoever effected:

     (a)  at Security Domain's direction, Customer shall:

          (i)  deliver to Security Domain all copies of Standard Software;
               and/or

          (ii) destroy all copies of Standard Software,

          in the possession, power or control of Customer or any of its officers, employees, agents or advisers;

     (b) Security Domain shall provide reasonable assistance to enable the transfer of the functions and Services undertaken by it under this Module to Customer or to a third party nominated by Customer;

     (c) Customer shall pay Security Domain on a time and materials basis, at Security Domain's then current standard rates, for all assistance rendered pursuant to sub-paragraph (b) above;

     (d) both parties shall be regarded as discharged from any further obligations under this Module; and

     (e) either party may pursue any additional or alternative remedies provided by law or in equity.

8.2 Notwithstanding paragraph 8.1, the terms and conditions in this paragraph 8 shall remain operative and in full force and effect after the expiry or termination of this Module, by whatever means and howsoever effected.

                                  APPENDIX A1

                          LICENCE OF STANDARD SOFTWARE

1.   DEFINITIONS

     (a)  DESIGNATED SYSTEM

          A public key infrastructure to enable the Customer to provide secure communications services.

     (b)  INSTALLATION DATE

          Before 30th September, 1997, or as otherwise agreed between the parties.

     (c)  STANDARD SOFTWARE

          Open SECURkey family of public key infrastructure products, including but not limited to SECURcertify, SECURregister, SECURstore, SECURgen, Web Registration Authority, plus all standard enhancements to these products that may be developed by Security Domain and marketed to multiple customers during the next twelve months.

          SECURuser security sub-system, plus all standard enhancements to these products that may be developed by Security Domain and marketed to multiple customers during the next twelve months.

          Those parts of SECURserver which may be used to implement user authentication services within the Contego secure communications services, but not including custom software developments that may be required to enhance those parts, which shall be the subject of a separate agreement.

     (d)  STANDARD SOFTWARE COMMENCEMENT DATE

          Upon execution of the Operating Agreement between Security Domain and Intelispan L.L.C. and other parties relating to the operation of Contego, L.L.C.

     (e)  TERRITORY

          North America, and other parts of the world, provided that where products are used other than in North America, they are only used as part of the Customer's secure communication service.

     (f)  LICENCE FEES

          Payment shall be by way of creation of a capital interest in Contego L.L.C., pursuant to the Special Terms and Conditions in Schedule 2 of this agreement, and the terms and conditions of the Operating Agreement between Security Domain and Intelispan LLC and other parties relating to the operation of Contego, L.L.C.

2.   PARAGRAPH 2.1 - LIMITATIONS ON USE

     (a)  LICENSED NUMBER OF WORKSTATIONS

          No limitation, provided that SECURuser is used as part of the Contego secure communication service.

     (b)  OTHER (eg, USE AS PART OF THE DESIGNATED SYSTEM)

          Use of the software to develop and market secure communications services.

3.   PARAGRAPH 2.2(c) - NUMBER OF COPIES

     No limitation provided that the Standard Software is only used as part of the Contego secure communications service.

4.   PARAGRAPH 2.4 - TESTING PERIOD

     Within 10 days after Security Domain has completed installation of the Standard Software.

5.   PARAGRAPH 5.5 - LIMITATION ON LIABILITY

     US$750,000 in aggregate of all claims made by Customer to Security Domain pursuant to paragraph 5.1.

6.   PARAGRAPH 7.2 - PERIOD OF TIME PAYMENT REMAINS UNPAID

     Not applicable

                                  APPENDIX A2
                              Maintenance Services

1.   MAINTENANCE FEES

     To be agreed between the parties prior to expiry of the warranty period.

2.   PRINCIPAL MAINTENANCE SERVICES OBLIGATION

     Security Domain shall use its best endeavours to perform such Maintenance Services as are necessary to ensure that:

     (a) the Standard Software remains in conformity and performs in accordance with the Documentation; and

     (b)  the Standard Software is and remains free from errors and defects.

3.   DESCRIPTION OF MAINTENANCE SERVICES

     The Maintenance Services to be provided to or for the benefit of Customer by Security Domain in accordance with this Appendix include (without limitation) provision of the following services promptly as necessary in the circumstances:

     (a) telephone support in the form of consultations, assistance and advice in connection with the use of Standard Software and any difficulties and defects with such software;

     (b) if such telephone support has not remedied or cannot remedy the defect or error, correction by means of modem or at the site of the defect or error;

     (c) provision and installation of new releases, patches, workarounds, corrections, updates, new versions or enhancements which have been developed, tested and released;

     (d) revision and supplementation of Documentation, including, where suitable, information relating to availability of code corrections, identified procedures and limitations; and

     (e) provision of guidance to Customer's personnel on contact procedures and investigation requests.

     Maintenance Services will be provided during Business Hours.

4.   MAINTENANCE REPORTS

     Security Domain shall keep fully detailed records of:

     (a)  all requests for Maintenance Services;

     (b)  the responses and measures taken to such requests; and

     (c)  the outcomes of such responses and measures.